Exhibit 10.21

27.84.04.14 LICENSE AGREEMENT This LICENSE AGREEMENT, dated as of April 29, 2008 (this “Agreement”), by and between JOSEPH SCHLESSINGER, PH.D. (the “Licensor”) and KOLLTAN PHARMACEUTICALS, INC., a Delaware corporation (the “Licensee”). W I T N E S S E T H: WHEREAS, the Licensor has certain scientific information and knowhow that may be useful in the Licensee’s business; WHEREAS, upon the terms and subject to the conditions provided in this Agreement, the Licensee wishes to obtain from the Licensor the right and license to such information and know-how; and WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Parties (such capitalized term and all other capitalized terms used herein having the respective meanings provided in this Agreement) are executing and delivering, one to the other, the Consulting Agreement and the Restricted Stock Agreement; NOW, THEREFORE, in consideration of the premises and of the covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: 1. Definitions. The following terms shall have the meaning assigned to them below when used in this Agreement: “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. “Business Day” means a day other than a Saturday, a Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed. “Claimant” is defined in Section 8.8(b). “Claimant’s Report” is defined in Section 8.8(b).

27.84.04.14 -2- “Commencement Date” is defined in Section 8.8(f). “Confidential Information” means information generally unavailable to the public that has been created, discovered, developed or otherwise become known to the Licensor or in which property rights have been assigned or otherwise conveyed to the Licensor, which information is included in or relates to the Licensed Technology. Confidential Information shall include, but not be limited to, processes, formulas, writings, data, know-how, negative know-how, improvements, discoveries, developments, designs, inventions, techniques, technical data, customer or client lists, financial information, business plans or projections and any modifications or enhancements to any of the above and shall include information received by the Licensee or its representatives prior to and on or after the date of this Agreement. “Consulting Agreement” means the Consulting Agreement, dated as of the date hereof, by and between the Licensee and the Licensor, as the same may be amended, modified or restated from time to time. “Field” shall mean all therapeutic, diagnostic and prophylactic indications and uses that may induce, inactivate or otherwise modulate an RTK for the purpose of treating a disease or condition in humans or animals. “Licensed Know-How” shall mean any and all proprietary technical and scientific information, including biological materials and other tangible materials, discoveries, inventions, improvements, practices, methods, protocols, operating manuals, databases, compounds, chemical libraries, formulas, knowledge, know-how, trade secretes, technologies, processes, assays, sources, skills, experience, techniques, data and results of experimentation and testing (including pharmacological, toxicological and pre-clinical and clinical test data and analytical and quality control data, patentable or otherwise) which relate to the identification, analysis, characterization, optimization, synthesis, derivation, testing, use or production of Products in the Field and which exist and are known to Licensor on the date of this Agreement or which are developed, determined, conceived, discovered, identified or become known to the Licensor after the date of this Agreement and (1) rights to which (a) the Licensor has not prior to the date of this Agreement assigned, and is not, immediately prior to execution and delivery of this Agreement, obligated by agreement or applicable law to assign, transfer or license to any Person, other than by the license to the Licensee under this Agreement, or (b) in the case of the same that come into existence or become known to the Licensor only after the date of this Agreement, the Licensor is not obligated by an agreement entered into after the date of this Agreement and permitted by Section 2.3 or by applicable law to assign, transfer or license to any Person, other than by the license to the Licensee under this Agreement and (2) which the Licensor is not obligated by agreement or applicable law to keep confidential. “Licensed Technology” means the Confidential Information and the Licensed Know-How. “Party” shall mean either the Licensee or the Licensor; and “Parties” shall mean both the Licensee and the Licensor.

27.84.04.14 -3- “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein. “Prevailing Party” is defined in Section 8.8(g). “Product” shall mean any form of product, including but not limited to, a service, a diagnostic (or the like), a drug and other type of therapeutic for human (or other) disease or condition, including, without limitation, gene therapy constructs, small molecules, proteins, peptides, peptidomimetics, antisense constructs, or any other natural or synthetic molecule. “Respondent” is defined in Section 8.8(b). “Respondent’s Answer” is defined in Section 8.8(b). “Restricted Stock Agreement” shall mean the Restricted Stock Agreement, dated as of the date hereof, by and between the Licensee and Licensor, as the same may be amended, modified or restated from time to time. “RTK” means any or all of the c-kit receptor, fms-receptor, Flt3- receptor, PDGF-receptor-alpha, PDGF-receptor-beta, Flt1-receptor, KDR-receptor, and FLT4-receptor, and FGFR1, FGFR2, FGFR3, FGFR4 receptor tyrosine kinases. “Territory” shall mean all countries and continents of the world. “Yale” means Yale University. 2. License Grant. 2.1. The Licensor hereby grants to the Licensee the perpetual, sole and non-exclusive (subject to the rights reserved to the Licensor under this Agreement) right and license throughout the Territory, with the right to sublicense (subject to the limitations provided in this Agreement), under Licensed Technology to research, develop, make, have made, market, sell, export and distribute products or services which embody, or the use of which employ, Licensed Technology, subject to the rights reserved to the Licensor under Section 2.2. 2.2. Notwithstanding the grant of the right and license provided in Section 2.1, the Licensor shall be entitled to conduct academic research using or employing the Licensed Technology solely in the Licensor’s faculty position at an academic institution. Except as provided in this Section 2.2, the Licensor shall not make, have made, market, sell, export, license or distribute any product or service using the Licensed Technology while the license and right granted by this Agreement remains in effect.

27.84.04.14 -4- 2.3 The Licensor shall not grant any license or right to any person other than the Licensee to use or practice for commercial research, development, use, manufacture, distribution, or export the Licensed Technology. After the date of this Agreement, the Licensor shall not enter into any agreement which would limit his rights to include in the right and license provided by this Agreement any matter or thing that, in the absence of such agreement, would be Licensed Technology; provided, however, that nothing herein shall affect or limit the terms of employment that the Licensor may accept for his principal occupation if such terms are customary and usual for the Licensor’s particular employer in such occupation. 3. Certain Licensee and Licensor Obligations. 3.1. The Licensee shall have the right at any time or from time to time to grant sublicenses to the Licensed Technology. Any such sublicense shall be in writing. If the Licensee enters into a license agreement with Yale relating to certain inventions of the Licensor, then the Licensee may sublicense the Licensed Technology in connection with a sublicense by the Licensee under such Yale license agreement which is on terms permitted by such Yale license agreement. In the absence of such Yale license agreement or in case the Licensee is sublicensing Licensed Technology other than in connection with a sublicense under such Yale license agreement, then the terms of such sublicense of the Licensed Technology shall be as determined by the Licensee. The Licensee shall furnish to the Licensor a copy of any sublicense of the Licensed Technology within 20 days after the Licensee enters into such sublicense, from which the Licensee may redact confidential information if the Licensor shall at the time not be bound by a written confidentiality agreement with the Licensee. 3.2 The Licensor shall from time to time as requested by the Licensee provide such detailed written information about the content of the Licensed Technology as the Licensor may possess and reduce to writing such information as shall not be in writing (and in any such case not subject to an obligation of confidentiality) so that the Licensee may use and enjoy the Licensed Technology. 4. Patents and Copyrights. 4.1. The Licensee acknowledges that the Licensor has not prepared or filed any patent applications relating to the Licensed Technology and that the Licensor makes no representation or warranty as to whether the Licensed Technology is patentable or as to the usefulness, functionality, operation, application, reliability or merchantability or fitness for any particular purpose or use of the Licensed Technology. Notwithstanding the foregoing, the Licensor represents and warrants to the Licensee that Licensor has not sold or licensed the Licensed Technology to any Person other than the Licensee. 4.2. The Licensee acknowledges and agrees that the Licensor is subject to the invention and patent policies of Yale, that the Licensor believes that the Licensed Technology includes no patentable discoveries or inventions to which Yale has any rights under Yale’s invention and patent policies. The Licensee

27.84.04.14 -5- acknowledges that if it determines that the Licensed Technology includes patentable discoveries or inventions then the Licensor may be obligated to assign all of his rights thereto to Yale. If the Licensed Technology includes any such discovery or invention that the Licensor is so required to assign to Yale, then such discovery or invention shall not form part of the Licensed Technology and the Licensee shall have no right or license thereto under this Agreement. 4.3. Subject to Sections 4.1 and 4.2, the Licensee shall from time to time promptly notify the Licensor in reasonable detail of the Licensee’s decision to prepare, file, prosecute, and maintain any patent application for the Licensed Technology. Any patent application that claims any of the Licensed Technology shall be made in the name of the Licensor. If the Licensee determines to file a particular patent application after the Licensor and the Licensee determine that the subject matter of such proposed application is not something that the Licensor is required to assign to Yale, and thereafter the Licensee does not proceed to file such patent application, the Licensee shall notify the Licensor promptly so that the Licensor may, if he determines in his sole discretion, proceed to protect his rights in the Licensed Technology by filing such patent application at the Licensor’s sole cost and expense. In the case of any patent application that the Licensee files that claims any of the Licensed Technology, if thereafter the Licensee does not proceed to prosecute, maintain or defend such patent application or any issued patent, as the case may be, then the Licensee shall notify the Licensor promptly so that the Licensor may, if he determines in his sole discretion, proceed to protect his rights in the Licensed Technology by prosecuting, maintaining or defending such patent application or patent. If the Licensor determines not to prosecute, maintain or defend such patent application or patent, then the Licensor shall so notify the Licensee and thereafter the claims of such patent application or patent shall cease to be Licensed Technology. In case of any challenge to any patent application or patent that may be included in the Licensed Technology the Licensee will, promptly after it receives notice of such challenge, notify the Licensor of such challenge and advise the Licensor whether the Licensee elects to defend such challenge. If the Licensee elects not to defend such challenge, then the Licensor may defend such challenge. 4.4. Notwithstanding any failure of the Licensee to comply with Sections 4.2 and 4.3 or any decision by the Licensee to refrain from filing, prosecuting, maintaining or defending any patent or patent application relating to the Licensed Technology, the Licensor shall have the right, in his sole discretion and at his sole cost and expense, to file, prosecute and maintain one or more such patent applications and to maintain and defend any patent that may be issued relating to the Licensed Technology. The Licensor shall have no obligation to take any such action. Any such application or any issued patent from any such patent application shall be part of the Licensed Technology without further act on the part of the Licensor or the Licensee. The Licensor and the Licensee shall from time to time execute appropriate instruments confirming that such patent application and patents are included in the Licensed Technology.

27.84.04.14 -6- 5. Compensation in Lieu of Royalties. The right and license granted by this Agreement shall not be subject to payment of royalties. In lieu of royalties, the Licensee is issuing shares of Common Stock, $.001 par value, to the Licensor pursuant to the Restricted Stock Agreement, which shares also constitute consideration payable to the Licensor under the Consulting Agreement. 6. Certain Obligations and Limitations; Confidentiality. 6.1. (a) The Licensee shall maintain, and shall cause its Affiliates, officers, directors, employees, agents and representatives to maintain, the confidentiality of and not disclose to any Person other than its employees, consultants, attorneys, and certified public accountants any of the Confidential Information; provided, however, that the Licensee may disclose the Confidential Information to its permitted sublicensees who agree in writing with the Licensee, expressly for the benefit of the Licensor as a third party beneficiary, prior to receipt of any Confidential Information, to maintain the Confidentiality of the Confidential Information on the same terms as required of the Licensee under this Agreement, except that, such agreement of a sublicensee shall not permit such sublicensee to disclose Confidential Information to any of its sublicensees. The Licensee shall not disclose any of the Confidential Information to any of its employees or consultants unless prior to such disclosure each such employee or consultant shall have entered into a written agreement with the Licensee, which agreement shall state that it is expressly for the benefit of the Licensor as a third party beneficiary, to maintain the confidentiality of the Confidential Information to the same extent as the Licensee is obligated to do under this Agreement; provided, however, that no such employee or consultant shall have the right to disclose Confidential Information to its own employees or consultants or any sublicensees. The Licensee shall also take all precautions as it normally takes with its own confidential information to prevent any improper disclosure of the Confidential Information. (b) Notwithstanding Section 6.1(a), a particular item of Confidential Information shall not be subject to the restrictions and prohibitions set forth in Section 6.1(a) to the extent that such item of Confidential Information: (1) is available to the public in public literature or otherwise, or after disclosure by the Licensor to the Licensee becomes public knowledge through no fault of the Licensee or any of its Affiliates, officers, directors, employees, agents or representatives or any Person who receives Confidential Information from the Licensor or the Licensee; (2) was known to the Licensee from a source other than the Licensor or Yale prior to the receipt of such Confidential Information by the Licensee, whether the Licensee received such Confidential Information before or after the date of this Agreement, and was not learned under circumstance in which the Licensee had a duty of confidentiality to any Person with respect thereto;

27.84.04.14 -7- (3) is obtained by the Licensee from a third party other than Yale, which third party is not subject to a requirement of confidentiality with respect to such Confidential Information; or (4) is required to be disclosed pursuant to any order of a court having jurisdiction or any lawful action or applicable requirement of a governmental or regulatory agency so long as (i) a reasonable time prior to such disclosure the Licensee shall have notified the Licensor of the order, demand or other compulsory action requiring such disclosure and (ii) the Licensee shall have used commercially reasonable efforts to seek a protective order for such Confidential Information, if necessary acting in the name of the Licensor for such purpose (as hereby authorized). 6.2. Each sublicense of the Licensed Technology that is not part of a sublicense by the Licensee of rights under the license agreement, if any, of the Licensee with Yale shall include such terms and provisions as are necessary or appropriate to protect the Licensor’s rights in the Licensed Technology, including, without limitation, its rights under this Agreement. 7. Indemnification. 7.1. The Licensee shall indemnify and hold the Licensor, his heirs, executors, administrators, personal representatives and assigns harmless from and against any claim, action, suit, proceeding, loss, liability, damage or expense (including without limitation reasonable attorneys’ fees) directly or indirectly arising from or related to (1) the development, use, marketing, sale, sublicense, or distribution of the Licensed Technology or any product that uses or embodies any of the Licensed Technology or use of any such product by any Person or (2) infringement, alleged infringement, misuse, alleged misuse, misappropriation, or alleged misappropriation, of any such product or activity on the patent or other rights of any Person. 7.2. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the Licensee of any claim with respect to which it seeks indemnification, (ii) permit the Licensee to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person and (iii) by notice to the Licensee, require the Licensee to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the Licensee has agreed to pay such fees or expenses, (b) the Licensee shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified Person in a timely manner or (c) in the reasonable judgment of any such indemnified Person, based upon written advice of its counsel (d) a conflict of interest exists between such Person and the Licensee with respect to such claims that makes it inappropriate for the Licensee’s legal counsel to represent both such indemnified Person and the Licensee or (e) there are defenses available to such indemnified Person that are not available to the Licensee in connection with such

27.84.04.14 -8- claim (in either of which cases, if such indemnified Person notifies the Licensee in writing that such Person elects to employ separate counsel at the expense of the Licensee, the Licensee shall not have the right to assume the defense of such claim on behalf of such indemnified Person); and provided, however, further, that the failure of any indemnified Person to give notice as provided herein shall not relieve the Licensee of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the Licensee in the defense of any such claim or litigation. It is understood that the Licensee shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified Persons. The Licensee will not, except with the consent of each indemnified Person, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Person of a release from all liability in respect of such claim or litigation. 7.3. The rights to indemnification provided in Sections 7.1 and 7.2 shall be in addition to, and not in limitation of, the indemnified Persons’ other rights at law or in equity. 7.4. The Licensee shall obtain and maintain in force product liability insurance coverage before proceeding with clinical trials, marketing or sale of any product, which insurance shall be in amounts which are normal and customary and can be obtained at commercially acceptable levels, appropriate to the risk as determined by reference to reliable standards in the commercial biopharmaceutical research, development and marketing industry, such insurance specifically to name the Licensor as an additional insured and loss payee and not to be cancelable except on at least 30 days’ written notice from the insurer to the Licensor. 8. Miscellaneous. 8.1. Force Majeure. If the performance of any provision of this Agreement by either Party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, upon giving notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use its reasonable best efforts to avoid or remove such cause of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at any equitable solution. 8.2. Notices. Any notice required or permitted to be given pursuant to this Agreement shall be made by personal delivery, by courier service or, if by mail, by certified mail, return receipt requested, by one Party to the other Party at the addresses noted below.

27.84.04.14 -9- In the case of the Licensor, notice shall be sent to: Joseph Schlessinger, Ph.D. 50 Rock Hill Road Woodbridge, Connecticut 06525 In the case of the Licensee, notice shall be sent to: Kolltan Pharmaceuticals, Inc. 50 Rock Hill Road Woodbridge, Connecticut 06525 Attention: Chairman of the Board or in either case such other address as a Party may provide by ten days’ notice to the other Party. 8.3. Amendment, Modification, Waiver, Etc. This Agreement shall not be changed, modified, or amended, or any obligation or compliance by any Party waived, except by a writing signed by the Party to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the Party to be charged. 8.4. Entire Agreement. This Agreement, together with the other Transaction Documents, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them, and no Party hereto shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be on a date subsequent to the date hereof duly set forth in writing signed by the Party hereto which is to be bound thereby. 8.5. Invalidity or Unenforceability. If any provision of this Agreement or the application of any provision hereof to any Person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement. 8.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Party hereto, except that the Licensor may assign its rights hereunder. 8.7. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within said State without giving effect to conflict of laws principles.

27.84.04.14 -10- 8.8. Dispute Resolution. (a) If a dispute arises between the Parties regarding any matter under this Agreement, as an alternative to unnecessary, timeconsuming and expensive litigation, the Licensor and the Licensee hereby agree that, if in connection with any such dispute and prior to the commencement of any action in a court of competent jurisdiction by the Licensor or Licensee, either one shall initiate the following informal dispute resolution procedures with respect to such dispute, then the other Party shall follow such procedures prior to seeking any judicial action or remedy; provided, however, that the Licensor shall not be bound to follow any such procedures of this Section 8.8 if the dispute relates solely to the Licensee’s failure to make any payment under this Agreement, the Consulting Agreement or the Restricted Stock Agreement. (b) If either Party believes in good faith that a dispute exists between them involving a claim for money damages, the Party (the “Claimant”) asserting such a claim shall submit to the other Party a detailed written report setting forth in reasonable detail the grounds for such claim (such report being herein called the “Claimant’s Report”). If the Party receiving the Claimant’s Report (the “Respondent”) disagrees in any respect with the Claimant’s Report, the Respondent shall prepare within ten Business Days of its receipt thereof its written response thereto, setting forth in reasonable detail the grounds for which such claim has been rejected in whole or in part (such response being herein called the “Respondent’s Answer”). (c) If the Respondent elects to deliver the Respondent’s Answer to the Claimant, the Respondent shall at the same time file a request with JAMS that JAMS assign an arbitrator with expertise in corporate finance and intellectual property licensing, and with no prior relationship to either the Claimant or the Respondent, to seek to resolve the dispute or disputes set forth in the Claimant’s Report and the Respondent’s Answer in accordance with the JAMS Comprehensive Arbitration Rules and Procedures and the terms of this Agreement. The Claimant agrees to cooperate fully in the submission of this request to JAMS. The Parties will use their commercially reasonable best efforts to have JAMS assign the arbitrator within 15 days of its receipt of the request for assignment. (d) The determination by JAMS of all such matters of disagreement shall be made in writing and shall be final, binding and conclusive upon both Parties. (e) If for whatever reason JAMS has not resolved the dispute within 60 days after the Commencement Date, either of the Parties may withdraw from the proceedings, without prejudice, and assert whatever claims such Party wishes to make in an action at law or in equity in the state or federal courts if bringing an action in either, or both, of such jurisdictions is appropriate. (f) Notwithstanding any provisions contained in this Agreement, the Consulting Agreement, or the Restricted Stock Agreement to the contrary, the Parties agree that, if the informal dispute resolution procedures of this Section 8.8 have been initiated as provided in Section 8.8(a), each of them shall forbear from

27.84.04.14 -11- enforcing whatever rights it may have under this Agreement, the Consulting Agreement, and the Restricted Stock Agreement for a period of 60 days following either Party’s giving of a notice of a breach or violation of this Agreement, the Consulting Agreement, or the Restricted Stock Agreement (such date being herein referred to as the “Commencement Date”). During this period of sixty (60) days the Parties shall use their commercially reasonable best efforts to resolve any disputes through the forgoing dispute resolution procedure, and each Party waives any statute of limitations that otherwise would expire during, or within 30 days after, such 60-day period. (g) In the event of a dispute resolution proceeding as contemplated in this Section 8.8, if a final determination of JAMS is made in favor of one Party (the “Prevailing Party”) requiring the other Party to pay money damages or to take or refrain from taking any material action, then such other Party shall promptly pay to the Prevailing Party the reasonable fees and expenses of the Prevailing Party’s legal counsel incurred in connection with such dispute resolution proceeding. (h) In no event shall the Licensor be entitled to terminate or rescind this Agreement by reason of any breach or violation of this Agreement by the Licensee and no such remedy may be awarded in arbitration or any action or proceeding at law or in equity. 8.9. Venue; Forum Non Conveniens. Without in any way limiting the requirements of Section 8.8 hereof, each Party hereby irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in a court of record in the Borough of Manhattan in The City of New York, the State of New York, or in the courts of the United States of America sitting in such Borough, City and State, (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding, (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum and (iv) waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby. 8.10. Headings, Captions, Etc. The headings, captions and footers appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof. 8.11. Further Assurances. Each of the Parties hereto will, at any time and from time to time after the date hereof, upon request (and at the cost) of the other Party, execute, acknowledge and deliver all further acts, assignments, transfers, conveyances and powers of attorney that may be required to carry out the provisions of this Agreement. [signature page follows]